FOR MORE INFORMATION, CONTACT:                                      EXHIBIT 99.1
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

                         EASTGROUP PROPERTIES ANNOUNCES
                           SECOND QUARTER 2005 RESULTS

o    Net Income  Available  to Common  Stockholders  of $5.2 Million or $.24 Per
     Share
o    Funds from  Operations of $14.3  Million or $.65 Per Share,  an Increase of
     6.6%
o    Percentage Leased 93.2%, Occupancy 91.8%
o    Same Property Net Operating Income Growth of 3.7%
o    Paid 102nd Consecutive Quarterly Dividend - $.485 Per Share
o    Development Projects of $41.4 Million Under Construction or In Lease-Up
o    Debt-to-Total Market Capitalization of 29.9% at Quarter End
o    Interest Coverage of 3.6x and Fixed Charge Coverage of 3.2x

JACKSON, MISSISSIPPI, July 25, 2005 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and six months ended June 30, 2005.

FUNDS FROM OPERATIONS

For the quarter ended June 30, 2005, funds from operations (FFO) available to common stockholders was $.65 per share compared with $.61 per share for the same period of 2004, an increase of 6.6%. The increase in FFO for the second quarter was primarily due to higher property net operating income (PNOI) of $2,401,000 (a 12.0% increase in PNOI). This increase in PNOI resulted from $1,189,000 attributable to 2004 and 2005 acquisitions, $472,000 from newly developed properties and $740,000 from same property growth.

For the six months ended June 30, 2005, FFO was $1.29 per share compared with $1.20 per share for the same period last year, an increase of 7.5%. The increase in FFO for 2005 was primarily due to higher PNOI of $4,409,000 (an 11.1% increase in PNOI). The increase in PNOI resulted from $2,301,000 attributable to 2004 and 2005 acquisitions, $770,000 from newly developed properties and $1,338,000 from same property growth.

PNOI from same properties increased 3.7% for the quarter, and, before straight-line rent adjustments, the increase was 6.8%. Rental rate increases on new and renewal leases averaged 2.5% for the quarter. Before straight-line rent adjustments, rental rate decreases on new and renewal leases averaged 2.2%.

For the six months ended June 30, 2005, PNOI from same properties increased 3.4%. Before straight-line rent adjustments, the increase was 6.6%. Rental rate increases on new and renewal leases averaged 2.2% for the six months. Before straight-line rent adjustments, rental rate decreases on new and renewal leases averaged 2.0%.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

David H. Hoster II, President and CEO, stated, "We are pleased with our increase in FFO, which was generated by all three prongs of our growth strategy-new development, acquisitions and internal operations. Our continuing growth in property operations during the second quarter deserves special mention since it was our eighth consecutive quarter of positive same property comparisons."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.24 for the three months ended June 30, 2005 compared with $.22 for the second quarter of 2004. For the six months, diluted EPS was $.47 compared with $.43 for the same period in 2004.

                                     -MORE-                                  1
        P.O.BOX 22728-JACKSON,MS 39225-TEL.601-354-3555-FAX 601-352-1441

DEVELOPMENT

EastGroup's current development program and properties transferred during 2005 and 2004 to the portfolio increased PNOI by $472,000 in the second quarter of 2005 and $770,000 for the six months. At June 30, 2005, EastGroup had nine development properties containing 636,000 square feet with a projected total cost of approximately $41.4 million either in lease-up or under construction.

In May, EastGroup transferred Palm River South I (79,000 square feet) in Tampa to the portfolio. Palm River, which was completed last December, is currently 92% leased to four customers.

In June, the Company began the development of World Houston 15 and World Houston 21 in our World Houston International Business Center. They will contain a total of 131,000 square feet with a projected total investment of $9.6 million.

EastGroup's development pipeline currently contains 224 acres, which has the potential of approximately 2.7 million square feet of new development. In addition, the Company has another 73 acres in three locations under contract for purchase.

Mr. Hoster stated, "Our development program has been and will continue to be both a creator of value and a major contributor to our growth in FFO."

SECOND QUARTER ACQUISITIONS AND SALES

In June 2005, EastGroup acquired Benan Distribution Center, a 44,000 square foot business distribution building in Tucson, Arizona, for a purchase price of $2.7 million. The property, which was constructed in 2001, is 75% leased to a single customer. Benan is projected to generate a stabilized yield of 8.0% when 100% leased.

Also in June, the Company sold Lamar Distribution Center II (151,000 square feet) in Memphis, Tennessee for $3.925 million, which generated a gain of $754,000. As part of the transaction, which was a sale in lieu of condemnation, the outstanding first mortgage balance of $1,781,000 with an interest rate of 6.9% was repaid in full.

Mr. Hoster stated, "Benan Distribution Center is well located in northwest Tucson along Interstate 10, designed to serve local distribution needs. This acquisition increases our ownership in Tucson to four properties with a total of 567,000 square feet. The sale of Lamar II is our second Memphis property disposition this year and reflects our announced strategy of exiting Memphis, a noncore market, as market conditions permit."

CAPITAL TRANSACTIONS

On March 31, 2005, EastGroup closed the sale of 800,000 shares of its common stock to Citigroup Global Markets Inc. On May 2, 2005, the underwriter closed on the exercise of a portion of its over-allotment option and purchased 60,000 additional shares. Total net proceeds from the offering of the shares were approximately $31.6 million after deducting the underwriting discount and other offering expenses.

At the end of May 2005, EastGroup closed a nonrecourse first mortgage loan secured by Industry Distribution Center II in Los Angeles. The Company has a 50% undivided tenant-in-common interest in the 309,000 square foot warehouse. The $13.3 million loan has a fixed interest rate of 5.31%, a ten-year term and an amortization schedule of 25 years. As part of this transaction, the loan proceeds payable to the co-owner ($6.65 million) were paid to EastGroup to reduce the $6.75 million note that the Company advanced to the co-owner in November 2004 related to the property's acquisition. Also at the closing, the co-owner repaid the remaining balance of $100,000 on this note. The total proceeds of $13.3 million were used to reduce EastGroup's outstanding variable rate bank debt.

DIVIDENDS

EastGroup paid dividends of $.485 per share of common stock in the second quarter of 2005, which was the 102nd consecutive quarterly distribution to EastGroup's common stockholders. The annualized dividend rate of $1.94 per share yields 4.4% on the closing stock price of $43.70 on July 22, 2005.

EastGroup also paid quarterly dividends of $.4969 per share on its Series D Preferred Stock on July 15, 2005 to stockholders of record as of June 30, 2005.

                                    -MORE-                                   2
        P.O.BOX 22728-JACKSON,MS 39225-TEL.601-354-3555-FAX 601-352-1441

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 29.9% at June 30, 2005. For the quarter, the Company had an interest coverage ratio of 3.6x and a fixed charge coverage ratio of 3.2x. Total debt at June 30, 2005 was $409.7 million with floating rate bank debt comprising $88.1 million of that total.

During 2005, the Company has repaid four mortgages, including two which were repaid on July 1, 2005. The details of these mortgages are shown in the table below:

                                             Interest         Date             Amount
   Mortgage Debt                               Rate          Repaid            Repaid
   --------------------------------------------------------------------------------------
   Westport Commerce Center                   8.000%        03/31/05       $  2,371,000
   Lamar Distribution Center II               6.900%        06/30/05          1,781,000
   Exchange Distribution Center I             8.375%        07/01/05          1,762,000
   Lake Pointe Business Park                  8.125%        07/01/05          9,738,000
                                            ----------                    ---------------
     Weighted Average/Total Amount            7.995%                       $ 15,652,000
                                            ==========                    ===============

OUTLOOK FOR REMAINDER OF 2005

FFO guidance for 2005 has been narrowed from our previous guidance on an FFO per share basis to a range of $2.60 to $2.68. Earnings per share for 2005 should be in the range of $.95 to $.99. The table below reconciles projected net income to projected FFO.

                                                                                 Low Range                 High Range
                                                                           Q3 2005      Y/E 2005     Q3 2005       Y/E 2005
                                                                        ------------------------------------------------------
     Net income                                                           $  5,257       23,375        5,699        24,195
     Dividends on preferred shares                                            (656)      (2,624)        (656)       (2,624)
                                                                        ------------------------------------------------------
     Net income available to common stockholders                             4,601       20,751        5,043        21,571
     Depreciation and amortization                                           9,695       38,237        9,695        38,126
     Gain on sale of depreciable real estate                                     -       (2,331)           -        (1,131)
                                                                        ------------------------------------------------------
     Funds from operations available to common stockholders               $ 14,296       56,657       14,738        58,566
                                                                        ======================================================

     Diluted shares                                                         22,116       21,826       22,116        21,826

     Per share data (diluted):
     Net income available to common stockholders                          $   0.21         0.95         0.23           .99
     Funds from operations available to common stockholders               $   0.65         2.60         0.67          2.68

The following assumptions and completed transactions were used for 2005:

o    Average occupancy of 90% to 92.5%.
o    Same store PNOI increase of 1.2% to 4.4%.
o    Existing development contributing $.14 per share in PNOI.
o Acquisitions, net of dispositions, of $25-30 million during the year. For the low range, gains on sale of depreciable real estate of $1.2 million in the remaining six months in addition to $1,131,000 recorded in the first six months.
o    Lease termination fees of $500,000 recorded  year-to-date.
o    Floating rate bank debt at an average rate of 4.2%.
o    New fixed rate debt of $25 million on October 1, 2005 at 6%.
o Common stock offering - $29.4 million (800,000 shares) on March 31, 2005 and $2.2 million (60,000 shares) on May 2, 2005.

DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

                                     -MORE-                                  3
        P.O.BOX 22728-JACKSON,MS 39225-TEL.601-354-3555-FAX 601-352-1441

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company's current operations on Tuesday, July 26, 2005, at 11:00 A.M. Eastern Daylight Time (EDT). A live broadcast of the
conference  call  is  available  by  dialing   1-800-362-0571   (conference  ID:
EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Tuesday, July 26, 2005. The telephone replay will be available until Tuesday, August 2, 2005, and can be accessed by dialing 1-800-723-6062. The replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Tuesday, August 2, 2005.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with a special emphasis in the states of Florida, Texas, California and Arizona. The Company's goal is to maximize shareholder value by being the leading provider of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities clustered near major transportation features in supply-constrained submarkets. EastGroup's portfolio currently includes 21.2 million square feet with an additional 636,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements in this release are forward-looking, such as those pertaining to the Company's hopes, expectations, intentions, plans, beliefs, strategies regarding the future, the anticipated performance of development and acquisition properties, capital resources, profitability and portfolio performance. Forward-looking statements involve numerous risks and uncertainties. The following factors, among others discussed herein, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to disasters and the costs of insurance to protect from such disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates and risks relating to the Company's development program, including weather, delays in construction schedules, contractor's failure to perform, increases in the price of construction materials or the unavailability of such materials, difficulty in obtaining necessary governmental approvals and other matters outside the Company's control. The success of the Company also depends upon the trends of the economy, including interest rates and the effects to the economy from possible terrorism and related world events, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed elsewhere in this release. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof. The Company assumes no obligation to update forward-looking statements. See also the Company's reports to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                     -MORE-                                  4
        P.O.BOX 22728-JACKSON,MS 39225-TEL.601-354-3555-FAX 601-352-1441

                       CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                     Three Months Ended                Six Months Ended
                                                                          June 30,                         June 30,
                                                                -------------------------------------------------------------
                                                                     2005          2004               2005          2004
                                                                -------------------------------------------------------------
REVENUES
Income from real estate operations                              $  31,121          27,858           61,320          55,209
Equity in earnings of unconsolidated investment                       127               -              289               -
Mortgage interest income                                               79               -              198               -
Other                                                                 106              79              181             111
                                                                -------------------------------------------------------------
                                                                   31,433          27,937           61,988          55,320
                                                                -------------------------------------------------------------
EXPENSES
Operating expenses from real estate operations                      8,778           7,916           17,201          15,499
Interest                                                            5,832           4,990           11,770           9,876
Depreciation and amortization                                       9,751           8,225           18,786          16,388
General and administrative                                          1,795           1,568            3,693           3,244
Minority interest in joint venture                                    114             123              243             244
                                                                -------------------------------------------------------------
                                                                   26,270          22,822           51,693          45,251
                                                                -------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS                                   5,163           5,115           10,295          10,069

DISCONTINUED OPERATIONS
  Income (loss) from real estate operations                           (29)            105               (2)            163
  Gain on sale of real estate investments                             754              61            1,131              61
                                                                -------------------------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                   725             166            1,129             224
                                                                -------------------------------------------------------------

NET INCOME                                                          5,888           5,281           11,424          10,293

Preferred dividends-Series D                                          656             656            1,312           1,312
                                                                -------------------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                     $   5,232           4,625           10,112           8,981
                                                                =============================================================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                                  0.21            0.21             0.42            0.42
  Income from discontinued operations                                0.03            0.01             0.05            0.01
                                                                -------------------------------------------------------------
  Net income available to common stockholders                   $    0.24            0.22             0.47            0.43
                                                                =============================================================

  Weighted average shares outstanding                              21,755          20,745           21,326          20,716
                                                                =============================================================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                             $    0.21            0.21             0.42            0.42
  Income from discontinued operations                                0.03            0.01             0.05            0.01
                                                                -------------------------------------------------------------
  Net income available to common stockholders                   $    0.24            0.22             0.47            0.43
                                                                =============================================================

  Weighted average shares outstanding                              22,073          21,142           21,638          21,128
                                                                =============================================================

Dividends declared per common share                             $   0.485           0.480            0.970           0.960

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                Three Months Ended            Six Months Ended
                                                                                     June 30,                     June 30,
                                                                           ---------------------------------------------------------
                                                                                2005          2004           2005          2004
                                                                           ---------------------------------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                         $  31,121          27,858       61,320          55,209
Operating expenses from real estate operations                                (8,778)         (7,916)     (17,201)        (15,499)
                                                                           ---------------------------------------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                          22,343          19,942       44,119          39,710

Equity in earnings of unconsolidated investment (before depreciation)            164               -          363               -
Mortgage interest income                                                          79               -          198               -
Other income                                                                     106              79          181             111
General and administrative expense                                            (1,795)         (1,568)      (3,693)         (3,244)
                                                                           ---------------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)       20,897          18,453       41,168          36,577


Income from discontinued operations
    (before depreciation and amortization) (A)                                     7             202           70             360
Interest expense (B)                                                          (5,832)         (4,990)     (11,770)         (9,876)
Minority interest in earnings (before depreciation and amortization)            (149)           (159)        (313)           (315)
Dividends on Series D preferred shares                                          (656)           (656)      (1,312)         (1,312)
                                                                           ---------------------------------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                  14,267          12,850       27,843          25,434

Depreciation and amortization from continuing operations                      (9,751)         (8,225)     (18,786)        (16,388)
Depreciation and amortization from discontinued operations                       (36)            (97)         (72)           (197)
Depreciation from unconsolidated investment                                      (37)              -          (74)              -
Share of joint venture depreciation and amortization                              35              36           70              71
Gain on sale of depreciable real estate investments                              754              61        1,131              61
                                                                           ---------------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                    5,232           4,625       10,112           8,981

Dividends on preferred shares                                                    656             656        1,312           1,312
                                                                           ---------------------------------------------------------

NET INCOME                                                                 $   5,888           5,281       11,424          10,293
                                                                           =========================================================
DILUTED PER COMMON SHARE DATA: (C)
Income from continuing operations                                          $    0.21            0.21         0.42            0.42
Income from discontinued operations                                             0.03            0.01         0.05            0.01
                                                                           ---------------------------------------------------------
Net income available to common stockholders                                $    0.24            0.22         0.47            0.43
                                                                           =========================================================

Funds from operations available to common stockholders                     $    0.65            0.61         1.29            1.20
                                                                           =========================================================

Weighted average shares outstanding for EPS and FFO purposes                  22,073          21,142       21,638          21,128
                                                                           =========================================================

(A) Includes interest expense of $32,000 and $33,000 for the three months ended June 30, 2005 and 2004, respectively; and $64,000 and $66,000 for the six months ended June 30, 2005 and 2004, respectively.

(B) Net of capitalized interest of $568,000 and $410,000 for the three months ended June 30, 2005 and 2004, respectively; and $1,069,000 and $910,000 for the six months ended June 30, 2005 and 2004, respectively.

(C) Assumes dilutive effect of common stock equivalents.

                                                                              6